Exhibit T3A.7
CERTIFICATE OF FORMATION
OF
CAPITA INTERNATIONAL L.L.C.
     This Certificate of Formation of Capita International L.L.C. (the “LLC”), dated as of July 11, 1994 is being duly executed and filed by Robert J. Ingato, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C § 18-101, et. seq.).
     FIRST. The name of the limited liability company formed hereby is Capita International L.L.C.
     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.
     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, Dover, Delaware 19901.
     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ Robert J. Ingato
Name:	Robert J. Ingato
Authorized Person